EXHIBIT (m)
 CONSENT TO SERVICE OF PROCESS WITH RESPECT TO STEWART WEST INDIES TRADING COMPENY, LTD. (SIA)

Effective August 2, 1954

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 5-R
     IRREVOCABLE APPOINTMENT OF AGENT FOR SERVICE OF PROCESS, PLEADINGS AND
                   OTHER PAPERS BY CORPORATION* NON-RESIDENT
                               INVESTMENT ADVISER

                 THIS FORM SHALL BE FILED IN DUPLICATE ORIGINAL

1. The STEWART WEST INDIES TRADING CO., LTD. a corporation incorporated under the laws of Barbados, and having its principal place of business at Bellerive, Queen Street, St. Peter, Barbados, hereby designates and appoints, without power of revocation, the United States Securities and Exchange Commission as the agent of said corporation upon which may be served all process, pleadings, and other papers in any civil suit or action brought against it in any appropriate court in any place subject to the jurisdiction of the United States, where the cause of action (a) accrues on or after August 2, 1954, (b) arises out of activity, in any place subject to the jurisdiction of the United States, occurring in connection with the conduct of business by the corporation as an investment adviser, and (c) is founded, directly or indirectly, upon the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940, or any rule or regulation under any of said Acts; and

2. Said corporation, STEWART WEST INDIES TRADING COMPANY, LTD. hereby consents, stipulates and agrees, without power of revocation, (a) that any such civil suit or action may be commenced against it by the service of process upon the Commission and the forwarding by the Commission of a copy thereof by registered mail to it at the last address of record filed by it with the Commission, (b) that all service of process, pleadings, or other papers upon the Commission and the forwarding of a copy thereof by registered mail to it at the last address of record filed with the Commission shall be taken and held in all courts to be as valid and binding as if due personal service had been had upon it, and (c) that service upon the Commission may be effected by delivering copies of said process, pleadings or papers to the Secretary of the Commission or to any other person designated by the Commission for such purpose, and the certificate of the Secretary of the Commission or of such other person reciting that said process, pleadings or other papers were received by the Commission and that a copy thereof was forwarded to said corporation at the last address of record filed by it with the Commission shall constitute evidence of such service upon it.

         IN WITNESS WHEREOF, the President and Secretary of said corporation STEWART WEST INDIES TRADING CO. , LTD. , by the authority and direction of the Board of Directors of said corporation have executed this irrevocable power of attorney, consent, stipulation and agreement for and on behalf of said corporation at Boulder, Colorado this 17th day of May A.D., 1999.

/s/Stephen C. Miller                        Stewart West Indies Trading Co. Ltd

Attest:  Stephen C. Miller (Secretary)      /s/Stephen C. Miller

Corporate Seal                              By: Stephen C. Miller,

                                            Vice President and Chairman

         NOTE: The persons executing this irrevocable power of attorney, consent, stipulation and agreement should appear before a person authorized to administer acknowledgments in the jurisdiction in which it is executed and acknowledge that they executed it on behalf of said corporation as its free and voluntary act. The acknowledgment should be in the form prescribed by the law of the jurisdiction in which it is executed. The form of acknowledgment suggested below should be used only if it is consistent with the requirements of the law of such jurisdiction.

         The failure of any acknowledgment to meet applicable requirements shall not affect the validity or effect of the foregoing irrevocable power of attorney, consent, stipulation and agreement.

State of Colorado)

County of Boulder) ss:

         I, STEPHANIE KELLEY, Notary Public in and for (said County in) the State) aforesaid, do hereby certify that STEPHEN C. MILLER (name of President) and STEPHEN C. MILLER (Name of Secretary) personally appeared before me this day, stated that they are respectively the Chairman of the Board and Vice-President and secretary of the STEWART WEST INDIES TRADING COMPANY, LTD. that they are the same persons named in the foregoing instrument as the vice-president and secretary of said corporation, that they have been duly authorized to execute said instrument for the corporation, and that they signed and sealed said instrument for and on behalf of said corporation as its free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and seal this 17th day of May A.D., 1999.



                                   /s/Stephanie Kelley

                                    Notary Public, State of Colorado

My commission (or office) expires:

4/28/2002



*This form should be appropriately revised for use by an investment adviser which is an unincorporated organization or association other than a partnership.